SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 12, 2006

Commission file number 001-12215

Quest Diagnostics Incorporated

1290 Wall Street West

Lyndhurst, NJ 07071

(201) 393-5000

Delaware

(State of Incorporation)

16-1387862

(I.R.S. Employer Identification Number)

Item 1.01      Entry into a Material Definitive Agreement

Amendment and Restatement of the Deferred Compensation Plan for Directors. On October 12, 2006, the Board of Directors approved the amendment of the Deferred Compensation Plan for Directors (the “Deferred Compensation Plan”) of Quest Diagnostics Incorporated (“Quest Diagnostics”).

Under the Deferred Compensation Plan, each non-employee director may elect to defer, until a date specified by him or her or until his or her termination of service as a director, receipt of all or a portion of his or her cash compensation. Cash amounts deferred may be allocated to (1) a cash account under which amounts deferred may earn interest, compounded quarterly, at the base rate of Citibank, N.A. in effect on certain specified dates, (2) a market value account, the value of which will be based upon the market value of Quest Diagnostics’ common stock from time to time, or (3) a combination of such accounts. The amendment permits directors to defer certain stock grants made pursuant to the Director Long-Term Incentive Plan (which was approved by stockholders at the annual meeting held on May 10, 2005). The amendment also makes some changes intended to comply with new federal income tax provisions governing the timing and scope of elections to defer compensation

The foregoing description of the Deferred Compensation Plan does not purport to be complete and is qualified in its entirety by reference to the Deferred Compensation Plan, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Amended and Restated Deferred Compensation Plan for Directors

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 18, 2006

QUEST DIAGNOSTICS INCORPORATED

By:	/s/ Leo C. Farrenkopf, Jr.
Leo C. Farrenkopf, Jr. Assistant General Counsel and Assistant Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Amended and Restated Deferred Compensation Plan for Directors